NETSTREIT REPORTS SECOND QUARTER 2025 FINANCIAL AND OPERATING RESULTS

– Net Income of $0.04 and Adjusted Funds from Operations ("AFFO") of $0.33 Per Diluted Share for Second Quarter –

– Completed $117.1 Million of Gross Investment Activity at 7.8% Blended Cash Yield –

– Raised $46.1 Million of Common Equity via the ATM –

– Increases 2025 AFFO Per Share Guidance to $1.29 to $1.31 –

– Increases 2025 Net Investment Guidance to $125.0 Million to $175.0 Million –

– Increases Quarterly Dividend by 2.4% to $0.215 Per Share –

Dallas, TX – July 23, 2025 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the second quarter ended June 30, 2025.

“Our second quarter results reflect strong execution on net investment front as we completed $117.1 million of investments at a 7.8% cash yield and $60.4 million of dispositions at a 6.5% cash yield. We also took advantage of our much improved cost of capital to strengthen our balance sheet by raising $46.1 million of equity via our ATM program. Coupled with our strong performing portfolio and our decision to re-emphasize external growth, we are increasing our 2025 guidance range for both net investment activity and AFFO per share,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

SECOND QUARTER 2025 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three and six months ended June 30, 2025.

	Three Months Ended June 30,
	2025	2024	% Change
	(Unaudited)
Net Income (Loss) per Diluted Share	$0.04	$(0.03)	NA
Funds from Operations per Diluted Share	$0.31	$0.27	14.8%
Core Funds from Operations per Diluted Share	$0.31	$0.31	—%
Adjusted Funds from Operations per Diluted Share	$0.33	$0.32	3.1%

	Six Months Ended June 30,
	2025	2024	% Change
	(Unaudited)
Net Income (Loss) per Diluted Share	$0.06	$(0.02)	NA
Funds from Operations per Diluted Share	$0.60	$0.55	9.1%
Core Funds from Operations per Diluted Share	$0.61	$0.62	NA
Adjusted Funds from Operations per Diluted Share	$0.65	$0.63	3.2%

1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment, disposition, and loan repayment activities (dollars in thousands) for the three and six months ended June 30, 2025.

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Number of Investments	Amount	Number of Investments	Amount
Investments	32	$117,063	57	$207,743
Less Dispositions	20	60,391	36	100,684
Less Loan Repayments[1]	2	7,318	3	12,016
Net Investment Activity		$49,354		$95,043

Investment Activity
Cash Yield %		7.8%		7.7%
% of ABR derived from Investment Grade Tenants		18.0%		26.9%
% of ABR derived from Investment Grade Profile Tenants		7.7%		16.2%
Weighted Average Lease Term (years)		15.7		12.9

Disposition Activity
Cash Yield %		6.5%		6.8%
Weighted Average Lease Term (years)		9.3		9.6

Loan Repayments
Cash Yield %		9.3%		9.1%

1.Includes a partial principal repayment of a mortgage loan receivable.

The following table summarizes the Company's ongoing development projects and estimated development costs (dollars in thousands) as of and for the three months ended June 30, 2025.

Developments	Three Months Ended June 30, 2025
Amount Funded During the Quarter	$1,408

As of June 30, 2025
Number of Developments	2

Amount Funded to Date	$1,726
Estimated Funding Remaining on Developments	4,599
Total Estimated Development Cost	$6,325

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of June 30, 2025.

As of June 30, 2025
Number of Investments	705
ABR	$172,889
States	45
Square Feet	12,787,231
Tenants	106
Industries	27
Occupancy	99.9%
Weighted Average Lease Term (years)	9.8
Investment Grade %	52.2%
Investment Grade Profile %	16.5%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, liquidity, At-The-Market equity program ("ATM") sales, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of June 30, 2025.

Leverage[1]	As of June 30, 2025
Net Debt / Annualized Adjusted EBITDAre	5.9x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.6x

Liquidity	As of June 30, 2025
Unused Unsecured Revolver Capacity	$372,850
Cash, Cash Equivalents and Restricted Cash	19,740
Net Value of Unsettled Forward Equity	201,621
Total Liquidity	$594,211

Forward Equity Settlement Activity	As of June 30, 2025
Shares Settled During Quarter	1,105,299
Weighted Average Price Per Share (Gross)	$16.37
Net Value of Settled Forward Equity as of June 30, 2025	$17,927

ATM Program	As of June 30, 2025
Shares Sold During Quarter[2]	2,842,815
Weighted Average Price Per Share (Gross)	$16.36
ATM Program Total Capacity	$300,000
ATM Capacity Remaining as of June 30, 2025	$250,866

Unsettled Forward Equity	As of June 30, 2025
Shares Unsettled as of June 30, 2025[3]	11,820,647
Weighted Average Price Per Share (Gross)	$17.80
Net Value of Unsettled Forward Equity as of June 30, 2025	$201,621

1.Net debt, adjusted net debt and annualized Adjusted EBITDAre are non-GAAP financial measures. See "Non-GAAP Financial Measures."
2.Includes 652,516 of shares sold as regular way under the ATM Program with remainder sold on a forward basis.
3.Includes 1,085,000 of forward equity shares sold under the ATM Program during the quarter.

SUBSEQUENT TO QUARTER END

The Company sold 107,400 shares at a weighted average gross price of $16.94 on a forward basis under the ATM Program.

DIVIDEND

On July 21, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.215 per share for the third quarter of 2025. On an annualized basis, the dividend of $0.86 per share of common stock represents an increase of $0.02 per share over the prior year annualized dividend. The dividend will be paid on September 15, 2025 to shareholders of record on September 2, 2025.

2025 GUIDANCE

The Company is increasing 2025 AFFO per share guidance range to $1.29 to $1.31 from $1.28 to $1.30 and increasing net investment activity guidance to $125.0 million to $175.0 million from $75.0 million to $125.0 million. The Company now expects cash G&A to be in the range of $15.0 million to $15.5 million (exclusive of transaction costs and severance payments).

The Company's 2025 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Thursday, July 24, 2025 at 11:00 AM ET. During the conference call the Company’s officers will review second quarter 2025 performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least 15 minutes prior to the scheduled start time to register, as well as download and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until July 31, 2025, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13754644.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, Net Debt and Adjusted Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, trends in our business, including trends in the market for single-tenant, retail commercial real estate, and our 2025 guidance. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2025 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Real estate, at cost:
Land	$618,577	$571,272
Buildings and improvements	1,416,931	1,400,393
Total real estate, at cost	2,035,508	1,971,665
Less accumulated depreciation	(165,707)	(143,422)
Property under development	1,782	6,118
Real estate held for investment, net	1,871,583	1,834,361
Assets held for sale	57,795	48,637
Mortgage loans receivable, net	152,779	139,409
Cash, cash equivalents, and restricted cash	19,740	14,320
Lease intangible assets, net	154,701	164,392
Other assets, net	55,116	58,227
Total assets	$2,311,714	$2,259,346
Liabilities and equity
Liabilities:
Term loans, net	$795,976	$622,608
Revolving credit facility	127,000	239,000
Mortgage note payable, net	7,834	7,853
Lease intangible liabilities, net	18,294	20,177
Liabilities related to assets held for sale	1,816	1,912
Accounts payable, accrued expenses, and other liabilities	37,249	29,664
Total liabilities	988,169	921,214
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 83,465,051 and 81,602,232 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	835	816
Additional paid-in capital	1,538,592	1,507,995
Distributions in excess of retained earnings	(217,589)	(188,046)
Accumulated other comprehensive (loss) income	(5,222)	10,206
Total stockholders’ equity	1,316,616	1,330,971
Noncontrolling interests	6,929	7,161
Total equity	1,323,545	1,338,132
Total liabilities and equity	$2,311,714	$2,259,346

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Rental revenue (including reimbursable)	$45,158	$36,864	$87,748	$72,053
Interest income on loans receivable	3,128	2,703	6,203	5,187
Other revenue	—	—	245	—
Total revenues	48,286	39,567	94,196	77,240
Operating expenses
Property	4,484	3,982	9,287	8,084
General and administrative	5,475	5,268	10,644	10,978
Depreciation and amortization	21,506	18,544	42,429	36,084
Provisions for impairment	4,422	3,836	8,038	7,498
Transaction costs	73	47	120	175
Total operating expenses	35,960	31,677	70,518	62,819
Other (expense) income
Interest expense, net	(12,638)	(7,604)	(24,098)	(13,784)
Gain on sales of real estate, net	3,533	8	5,608	1,006
Loss on debt extinguishment	—	—	(46)	—
Other income (expense), net	81	(2,588)	(124)	(2,868)
Total other expense, net	(9,024)	(10,184)	(18,660)	(15,646)
Net income (loss) before income taxes	3,302	(2,294)	5,018	(1,225)
Income tax expense	(13)	(12)	(29)	(29)
Net income (loss)	3,289	(2,306)	4,989	(1,254)
Net income (loss) attributable to noncontrolling interests	17	(15)	26	(8)
Net income (loss) income attributable to common stockholders	$3,272	$(2,291)	$4,963	$(1,246)
Amounts available to common stockholders per common share:
Basic	$0.04	$(0.03)	$0.06	$(0.02)
Diluted	$0.04	$(0.03)	$0.06	$(0.02)
Weighted average common shares:
Basic	81,895,840	73,588,605	81,770,860	73,419,198
Diluted	82,494,129	73,588,605	82,314,021	73,419,198

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$3,289	$(2,306)	$4,989	$(1,254)
Depreciation and amortization of real estate	21,433	18,465	42,283	35,926
Provisions for impairment	4,422	3,836	8,038	7,498
Gain on sales of real estate, net	(3,533)	(8)	(5,608)	(1,006)
FFO	25,611	19,987	49,702	41,164
Adjustments:
Non-recurring executive transition costs, severance, and related charges	3	624	79	1,481
Loss on debt extinguishment and other related costs	—	—	403	—
Other non-recurring loss, net	—	2,778	—	3,192
Core FFO	25,614	23,389	50,184	45,837
Adjustments:
Straight-line rent adjustments	(1,183)	(538)	(2,137)	(1,080)
Amortization of deferred financing costs	744	558	1,408	1,115
Amortization of above/below-market assumed debt	29	29	57	57
Amortization of loan origination costs and discounts	27	(16)	(50)	23
Amortization of lease-related intangibles	(6)	(98)	(76)	(193)
Earned development interest	39	370	82	703
Capitalized interest expense	(38)	(226)	(88)	(579)
Non-cash interest expense (income)	713	(979)	1,418	(1,958)
Non-cash compensation expense	1,521	1,328	2,909	2,752
AFFO	$27,460	$23,817	$53,707	$46,677

Weighted average common shares outstanding, basic	81,895,840	73,588,605	81,770,860	73,419,198
Operating partnership units outstanding	424,956	440,654	424,956	459,520
Unvested restricted stock units	173,333	69,023	118,205	118,790
Unsettled shares under open forward equity contracts	—	254,299	—	462,103
Weighted average common shares outstanding, diluted	82,494,129	74,352,581	82,314,021	74,459,611

FFO per common share, diluted	$0.31	$0.27	$0.60	$0.55
Core FFO per common share, diluted	$0.31	$0.31	$0.61	$0.62
AFFO per common share, diluted	$0.33	$0.32	$0.65	$0.63

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre, ADJUSTED EBITDAre, AND ANNUALIZED ADJUSTED EBITDAre
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2025
Net income	$3,289
Depreciation and amortization of real estate	21,433
Amortization of lease-related intangibles	(6)
Non-real estate depreciation and amortization	73
Interest expense, net	12,638
Income tax expense	13
Amortization of loan origination costs and discounts	27
EBITDA	37,467
Adjustments:
Provisions for impairment	4,422
Gain on sales of real estate, net	(3,533)
EBITDAre	38,356
Adjustments:
Straight-line rent adjustments	(1,183)
Non-recurring executive transition costs, severance and related charges	3
Other non-recurring income, net	(229)
Transaction costs	73
Non-cash compensation expense	1,521
Adjustment for construction in process (1)	32
Adjustment for intraquarter investment activities (2)	252
Adjusted EBITDAre	$38,825
Annualized Adjusted EBITDAre (3)	$155,300

Net Debt	As of June 30, 2025
Principal amount of total debt	$935,124
Less: Cash, cash equivalents and restricted cash	(19,740)
Net Debt	915,384
Less: Net value of unsettled forward equity (4)	(201,621)
Adjusted Net Debt	$713,763

Leverage
Net Debt / Annualized Adjusted EBITDAre	5.9	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.6	x

1.Adjustment reflects the estimated cash yield on developments in process as of June 30, 2025.
2.Adjustment assumes all re-leasing activity, investments in, and dispositions of real estate, including developments completed during the three months ended June 30, 2025, had occurred on April 1, 2025.
3.We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
4.Reflects 11,820,647 of unsettled forward equity shares at the June 30, 2025, at a weighted average net settlement price of $17.06 per share.

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NOI, PROPERTY-LEVEL CASH NOI, AND PROPERTY-LEVEL
CASH NOI - ESTIMATED RUN RATE
(in thousands)
(Unaudited)

	Three Months Ended June 30,
	2025	2024
Net income (loss)	$3,289	$(2,306)
General and administrative expense	5,475	5,268
Depreciation and amortization	21,506	18,544
Provisions for impairment	4,422	3,836
Transaction costs	73	47
Interest expense, net	12,638	7,604
Gain on sales of real estate, net	(3,533)	(8)
Income tax expense	13	12
Amortization of loan origination costs and discounts	27	(16)
Interest income on mortgage loans receivable	(3,128)	(2,703)
Other (income) expense	(337)	2,588
Property-Level NOI	40,445	32,866
Straight-line rent adjustments	(1,183)	(538)
Amortization of lease-related intangibles	(6)	(98)
Property-Level Cash NOI	$39,256	$32,230
Adjustment for intraquarter acquisitions, dispositions, and completed development (1)	159
Property-Level Cash NOI - Estimated Run Rate	$39,415

1.Adjustment assumes all re-leasing activity, investments in, and dispositions of real estate, including developments completed during the three months ended June 30, 2025, had occurred on April 1, 2025.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO, and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, other non-recurring losses (gains), and losses on debt extinguishments and other related costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense and earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO, and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO, and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO, and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO, and AFFO to be alternatives to cash flows from operating, investing, or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO, and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements, and distributions to stockholders. FFO, Core FFO, and AFFO do not represent cash flows from operating, investing, or financing activities as defined by GAAP. Further, FFO, Core FFO, and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO, and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, loss on debt extinguishment and other related costs, transaction costs, other non-recurring loss (gain), net, other non-recurring expenses (income) including lease termination fees, as well as adjustments for construction in process and for intraquarter activities. Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt and Adjusted Net Debt

We calculate our Net Debt as our principal amount of total debt outstanding excluding deferred financing costs, net discounts, and debt issuance costs less cash, cash equivalents, and restricted cash available for future investment.

We further adjust Net Debt by the net value of unsettled forward equity as of period end to derive Adjusted Net Debt. We believe excluding cash, cash equivalents, and restricted cash available for future investment from our principal amount in addition to excluding the net value of unsettled forward equity, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysts.

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense, net, income tax expense, amortization of loan origination costs and discounts, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, losses on debt extinguishments, and other expense (income), net, including lease termination fees. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions, and completed development to derive Property-Level Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, and Property-Level Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent for all leases that commenced and annualized cash interest for all executed mortgage loans as of June 30, 2025.

Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, interest earning developments, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of leased investments divided by the total number of investments owned, excluding properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.